EXHIBIT I


                         NISOURCE INC. AND SUBSIDIARIES
                          INTEREST ON ACQUISITION DEBT
                      FOR THE YEAR ENDED DECEMBER 31, 2001
--------------------------------------------------------------------------------

                       BALANCE OF ACQUISTION INDEBTEDNESS
                       ----------------------------------

                                                                                           Issue Date         Issue Date
                                                                                          Nov 10, 2000       Nov 10, 2000
                                                       Short-term                         3-Year Notes       5-Year Notes
                                                     Borrowings(1)          SAILS             7.5%              7.625%
                                                 -------------------------------------------------------------------------

Beginning Balance - November 1, 2000                  4,144,501,483       114,402,141                0                 0

Issue Term Notes - November 10, 2000                 (2,650,000,000)                0      750,000,000       750,000,000

Issue Common Stock - November 27, 2000                 (280,900,000)                0                0                 0

                                                 -------------------------------------------------------------------------
Ending Balance - December 31, 2000                    1,213,601,483       114,402,141      750,000,000       750,000,000
                                                 =========================================================================


Beginning Balance - January 1, 2001                   1,213,601,483       114,402,141      750,000,000       750,000,000

Issue Term Notes - Apil 6, 2001                        (300,000,000)                0                0                 0

                                                 -------------------------------------------------------------------------
Ending Balance - December 31, 2001                      913,601,483       114,402,141      750,000,000       750,000,000
                                                 =========================================================================



                                                    Issue Date        Issue Date       Issue Date
                                                    Nov 10, 2000      Nov 10, 2000     April 6, 2001          Total
                                                    10-Year Notes     5-Year Notes     2-Year Notes        Acquisition
                                                       7.875%            7.625%            5.75%               Debt
                                                 ------------------------------------------------------------------------

Beginning Balance - November 1, 2000                            0                0                 0       4,258,903,624

Issue Term Notes - November 10, 2000                1,000,000,000      150,000,000                 0                   0

Issue Common Stock - November 27, 2000                          0                0                 0        (280,900,000)

                                                 ------------------------------------------------------------------------
Ending Balance - December 31, 2000                  1,000,000,000      150,000,000                 0       3,978,003,624
                                                 ========================================================================


Beginning Balance - January 1, 2001                 1,000,000,000      150,000,000                 0       3,978,003,624

Issue Term Notes - Apil 6, 2001                                 0                0       300,000,000                   0

                                                 ------------------------------------------------------------------------
Ending Balance - December 31, 2001                  1,000,000,000      150,000,000       300,000,000       3,978,003,624
                                                 ========================================================================




           CALCULATION OF INTEREST EXPENSE ON ACQUISITION INDEBTEDNESS
           -----------------------------------------------------------


FOR THE YEAR ENDED DECEMBER 31, 2001:
------------------------------------

Interest on Term Notes                                            0                 0       56,250,000        57,187,500

Booked Interest Expense on SAILS                                  0         8,425,254                0                 0

Interest on Commercial Paper/Other Short-
  term Debt @Weighted Avg. Cost of 2.88%                 28,957,163                 0                0                 0

                                                 -----------------------------------------------------------------------
                     Total                               28,957,163         8,425,254       56,250,000        57,187,500
                                                 =======================================================================




Interest on Term Notes                                   78,750,000       11,437,500        12,760,274         216,385,274

Booked Interest Expense on SAILS                                  0                0                 0           8,425,254

Interest on Commercial Paper/Other Short-
  term Debt @Weighted Avg. Cost of 2.88%                          0                0                 0          28,957,163

                                                 --------------------------------------------------------------------------
                     Total                               78,750,000       11,437,500        12,760,274         253,767,691
                                                 ==========================================================================

                                                                                                                   05/30/03

(1) Includes Commercial Paper and Bank Facility Borrowings